                                                                    Exhibit 99.1

                                [LOGO] Medialink


                                                           FOR IMMEDIATE RELEASE
                                                                October 28, 2003

For more information:
Mary C. Buhay
Senior Vice President
Corporate Communications
Medialink Worldwide Incorporated
(212) 682-8300
ir@medialink.com

           MEDIALINK 2003 THIRD QUARTER REVENUE IN LINE WITH GUIDANCE

NEW YORK, October 28, 2003 - Medialink Worldwide Incorporated (Nasdaq: MDLK), a global leader in providing news and media services for professional communicators, today announced that revenue for the third quarter ended September 30, 2003, was in line with the Company's guidance.

Revenue for the third quarter ended September 30, 2003, was $10.32 million compared to $11.38 million for the comparable period in 2002, and within the $10.25 million to $10.75 million guidance the Company issued on July 29, 2003. Net loss for the third quarter was $1.07 million, or $0.18 per share, compared to a net loss of $992,000, or $0.17 per share for the same period in 2002. Loss before Interest, Taxes, Depreciation and Amortization ("EBITDA") was $516,000 for the quarter, compared to a loss of $802,000 in the same period in 2002. Operating Cash Flow, defined as EBITDA, not including loss from Teletrax(TM) and a previously announced restructuring charge of approximately $592,000, relating to the sublease of excess office space in Norwalk, Connecticut, in 2003 and $1.30 million in advisory charges in 2002, was $535,000 for the quarter ended September 30, 2003, compared to $722,000 in the same period in 2002. Medialink considers EBITDA and Operating Cash Flow to be important financial indicators of the Company's operational strength, performance of its business and ability to service its line of credit, as well as to make new investments in its existing services. Revenue for the nine months ended September 30, 2003, was $32.98 million compared to $35.24 million for the comparable period in 2002. Net loss for the nine-month period was $2.35 million or $0.39 per share, as compared to a net loss of $1.93 million, or $0.33 per share for the same period in 2002. EBITDA was negative $663,000 for the nine-month period, compared to a loss of $262,000 in the same period in 2002. Operating Cash Flow, was $1.59 million for the nine-month period, compared to $1.48 million for the same period in 2002.

"Third quarter revenue was in line with our previous guidance," stated Laurence Moskowitz, Chairman, President and Chief Executive Officer of Medialink. "Historically, the third quarter is seasonally slower than the second and fourth quarters and this period was no exception. We saw signs of strengthening client appetite toward the end of the quarter, examples of which include our win in September of a prestigious assignment to build an international media center and broadcast live from the historic U.S.-Arab Economic Forum in Detroit. We also showed a marginal revenue increase in our quarter-on-quarter research business."

"While we're not at all satisfied with our revenue performance in the quarter, we continued to reduce costs, maintained our gross profit margins, reduced our bank borrowings and posted positive operating cash flow," continued Moskowitz. "To better position ourselves for anticipated economic improvement, we introduced new services for communications professionals such as Telefeed(TM), a new low-cost series of global video distribution services geared to multinational corporations, and Delahaye's Media Compass, an Internet portal that delivers clients continuously updated news from around the world, put into client-specific context and analyzed for its relative importance. Additionally, we expanded our sales staff and stepped up our marketing activities in both the United States and the United Kingdom."

For the third quarter ended September 30, 2003, Teletrax recorded revenue, excluding Teletrax related equipment sales, of $144,000 compared to $107,000 for the third quarter in 2002.

"This quarter, we commenced a series of Teletrax tests with significant entertainment industry prospects," added J. Graeme McWhirter, Executive Vice President and Chief Financial Officer. "Following the completion of equipment installations in nearly 100 major U.S. markets, we also launched Teletrax into the public relations marketplace served by the Company's Broadcast group. By continuing to aggressively pursue new vertical markets and develop more cross-divisional marketing opportunities, Medialink plans to create maximum exposure for our services and generate increased cross-selling activity."

"Medialink continues to fulfill its promise to offer the most powerful array of communications services in the world for public relations, marketing and communications executives, and to deliver value for our shareholders," concluded Moskowitz. "For the fourth quarter ending December 31, 2003, we expect to report revenue in the range of $11 million to $11.5 million." Medialink will host a teleconference and a simultaneous webcast at 11:00 a.m. Eastern Time today to discuss the Company's third quarter financial results. To access the teleconference, please dial 1-800-613-4984 (domestic) or 1-706-643-7872 (international) or listen to it live via the Internet by accessing the Company's Web site (www.medialink.com).

About Medialink:
Medialink (www.medialink.com) is a global leader in providing comprehensive and compelling multimedia communication solutions and services for more than 3,000 corporations and other organizations seeking to communicate news to their audiences through television, radio, print and the Internet. The company provides production and satellite distribution of video and audio news, multimedia webcasting services, press release newswire distribution, photography production and digital distribution, and strategic corporate communications consulting. Medialink also provides media monitoring and analysis and public relations research to help clients determine return on investment from their communications efforts. Based in New York, Medialink has offices throughout the United States including an international hub in London.

For  additional  investor and financial  information,  please visit the recently
launched    Investor    Relations    section   of   the   Company's   Web   site
(www.medialink.com).

                                      # # #

With the exception of the historical information contained in the release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things, our recent history of losses, our ability to achieve or maintain profitability; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; our ability to develop new services and market acceptance of such services, such as Teletrax; the volume and importance of breaking news which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; the potential negative effects of our international operations on the Company; future acquisitions or divestitures may adversely affect our operations and financial results; the absence of long term contract with customers and vendors; and increased competition may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company's registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                     (Please See Attached Financial Tables)

                MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                          Summary Financial Information
                      (In thousands except per share data)
                                   (unaudited)

                                                                                   For the three Months
                                                                                    Ended September 30,
                                                                                  -----------------------
                                                                                    2003           2002
                                                                                  --------       --------
Revenues                                                                          $ 10,321       $ 11,377
Direct costs                                                                         3,237          3,663
                                                                                  --------       --------
   Gross profit                                                                      7,084          7,714
Selling, general and administrative costs                                            7,558          7,564
Restructuring charge - loss from sublease transaction                                  592             --
Advisory charges                                                                        --          1,300
Loss from Joint Venture                                                                 82            100
                                                                                  --------       --------
   Operating loss                                                                   (1,148)        (1,250)
Interest expense, net                                                                  (72)           (72)
                                                                                  --------       --------
   Net loss before income taxes                                                     (1,220)        (1,322)
Income tax benefit                                                                    (150)          (330)
                                                                                  --------       --------
   Net loss                                                                       $ (1,070)      $   (992)
                                                                                  ========       ========
   Diluted loss per share                                                         $  (0.18)      $  (0.17)

   Basic and diluted weighted average shares outstanding                             5,933          5,898

Supplemental financial information
EBITDA (a)                                                                        $   (516)      $   (802)
Depreciation and amortization                                                          632            448

Operating cash flow (b)                                                                535            722
Loss from Teletrax operations (net of $111,000 and $17,000, respectively, of
  depreciation and amortization)                                                       459            224
Restructuring charge - loss from sublease transaction                                  592             --
Advisory charges                                                                        --          1,300

Revenue Detail
   Media Communications Services                                                     7,960          9,002
   Media Research Services                                                           2,217          2,268
   Teletrax                                                                            144            107


(a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization

(b) Operating Cash Flow is defined as EBITDA, not including loss from Teletrax and restructuring charge relating to the sublease of excess office space in 2003 and advisory charges in 2002

                MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                          Summary Financial Information
                      (In thousands except per share data)
                                   (unaudited)

                                                                   For the Nine Months
                                                                   Ended September 30,
                                                                 -----------------------
                                                                   2003           2002
                                                                 --------       --------
Revenues                                                         $ 32,975       $ 35,237
Direct costs                                                       10,621         12,112
                                                                 --------       --------
   Gross profit                                                    22,354         23,125
Selling, general and administrative costs                          23,963         23,885
Advisory charges                                                       --          1,300
Restructuring charge - loss from sublease transaction                 592             --
Loss from Joint Venture                                               269            275
                                                                 --------       --------
   Operating loss                                                  (2,470)        (2,335)
Interest expense, net                                                (226)          (146)
                                                                 --------       --------
   Net loss before income taxes                                    (2,696)        (2,481)
Income tax benefit                                                   (350)          (548)
                                                                 --------       --------
   Net loss                                                      $ (2,346)      $ (1,933)
                                                                 ========       ========

   Diluted loss per share                                        $  (0.39)      $  (0.33)

   Basic and diluted weighted average shares outstanding            5,965          5,918

Supplemental financial information
EBITDA (a)                                                       $   (663)      $   (262)
Depreciation and amortization                                       1,807          2,073

Operating cash flow (b)                                             1,593          1,480
Loss from Teletrax operations (net of $273,000 and $22,000,
  respectively, of depreciation and amortization)                   1,664            442
Restructuring charge - loss from sublease transaction                 592             --
 Advisory charges                                                      --          1,300

Revenue Detail
   Media Communications Services                                   26,016         28,059
   Media Research Services                                          6,547          6,950
   Teletrax                                                           412            228


(a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization

(b) Operating Cash Flow is defined as EBITDA, not including loss from Teletrax and restructuring charge relating to the sublease of excess office space in 2003 and advisory charges in 2002

                MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                          Summary Financial Information
                                 (in thousands)

                                                     September 30, December 31,
                                                         2003         2002
                                                        -------      -------
                                                      (unaudited)   (audited)

ASSETS
Current Assets:
   Cash and cash equivalents                            $ 4,387      $ 6,390
   Accounts receivable, net                               6,537        6,571
   Prepaid expenses and other current assets              3,062        2,101
   Prepaid and refundable income taxes                    1,291        2,270
   Deferred tax assets                                      199          199
                                                        -------      -------
       Total current assets                              15,476       17,531
                                                        -------      -------

Property and equipment, net                               5,970        5,890

Goodwill, customer list and other intangibles, net       13,314       12,994
Investment in joint venture                                 412          682
Deferred tax assets                                       1,405        1,655
Other assets                                              1,316        1,892
                                                        -------      -------
       Total assets                                     $37,893      $40,644
                                                        =======      =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Current portion of long-term debt                    $    --      $    45
   Line of credit - bank                                  5,500        6,537
   Accounts payable and accrued liabilities               6,790        6,858
                                                        -------      -------
       Total current liabilities                         12,290       13,440
Other Liabilities                                            592          --
                                                        -------      -------
Total Liabilities                                        12,882       13,440
Stockholders' Equity                                     25,011       27,204
                                                        -------      -------
Total liabilities and stockholders' equity              $37,893      $40,644
                                                        =======      =======

                MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                       Supplemental Financial Information
                                 (In thousands)
                                   (unaudited)

                                                                           For the three Months
                                                                            Ended September 30,
                                                                           ---------------------
                                                                            2003          2002
                                                                           -------       -------
Reconciliation Between Net Loss to EBITDA and Operating Cash Flow
Net loss                                                                   $(1,070)      $  (992)
Depreciation and amortization                                                  632           448
Interest expense, net                                                           72            72
Income tax benefit                                                            (150)         (330)
                                                                           -------       -------
EBITDA                                                                        (516)         (802)
Loss from Teletrax operations                                                  570           241
Depreciation included in Teletrax operations                                  (111)          (17)
Restructuring charge - loss on sublease transaction                            592            --
Advisory charges                                                                --         1,300
                                                                           -------       -------
Operating cash flow                                                        $   535       $   722
                                                                           =======       =======


Reconciliation Between Cash Flows from Operating Activities to EBITDA and Operating Cash Flow:

Net cash provided by operating activities                                  $ 2,057       $ 1,241
  Equity loss from joint venture                                               (82)         (100)
  Deferred income taxes                                                         --          (120)
  Changes in operating assets and liabilities                               (2,413)       (1,565)
  Interest expense, net                                                         72            72
  Income tax benefit                                                          (150)         (330)
                                                                           -------       -------
EBITDA                                                                        (516)         (802)

Loss from Teletrax operations                                                  570           241
Depreciation included in Teletrax operations                                  (111)          (17)
Restructuring charge - loss on sublease transaction                            592            --
Advisory charges                                                                --         1,300
                                                                           -------       -------
Operating cash flow                                                        $   535       $   722
                                                                           =======       =======

                MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
                       Supplemental Financial Information
                                 (In thousands)
                                   (unaudited)

                                                                            For the Nine Months
                                                                             Ended September 30,
                                                                           ---------------------
                                                                            2003          2002
                                                                           -------       -------
Reconciliation Between Net Loss to EBITDA and Operating Cash Flow
Net loss                                                                   $(2,346)      $(1,933)

Depreciation and amortization                                                1,807         2,073
Interest expense, net                                                          226           146
Income tax benefit                                                            (350)         (548)
                                                                           -------       -------
EBITDA                                                                        (663)         (262)

Loss from Teletrax operations                                                1,937           464
Depreciation included in Teletrax operations                                  (273)          (22)
Restructuring charge - loss on sublease transaction                            592            --
Advisory charges                                                                --         1,300
                                                                           -------       -------
Operating cash flow                                                        $ 1,593       $ 1,480
                                                                           =======       =======


Reconciliation Between Cash Flows from Operating Activities to EBITDA and Operating Cash Flow:

Net cash provided by operating activities                                  $   729       $ 1,635
  Equity loss from joint venture                                              (269)         (275)
  Deferred income taxes                                                       (250)         (120)
  Changes in operating assets and liabilities                                 (749)       (1,100)
  Interest expense, net                                                        226           146
  Income tax benefit                                                          (350)         (548)
                                                                           -------       -------
EBITDA                                                                        (663)         (262)

Loss from Teletrax operations                                                1,937           464
Depreciation included in Teletrax operations                                  (273)          (22)
Restructuring charge - loss on sublease transaction                            592            --
Advisory charges                                                                --         1,300
                                                                           -------       -------
Operating cash flow                                                        $ 1,593       $ 1,480
                                                                           =======       =======